Exhibit 10.3

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of June ___, 2022 (the “Agreement Date”), by and between Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), and ________________________ (the “Stockholder”).

RECITALS

A.            On or after the date of this Agreement, the Company proposes to (collectively, the “Transaction”) (a) launch an exchange offer (the “Exchange Offer”) for all of the outstanding shares of the Company’s 9.375% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), and the Company’s 9.125% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), (b) approve certain amendments to the charter of the Company (the “Charter”), in substantially the form attached hereto in Exhibit A-1 and Exhibit A-2 (the “Form of Amendments”), by (i) soliciting a written consent from the holders of Series B Preferred Stock and Series C Preferred Stock, and (ii) calling a special meeting of the holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (c) amend the Charter as set forth in the Amendments and (d) redeem all outstanding shares of Series B Preferred Stock and Series C Preferred Stock that remain outstanding after completion of the Exchange Offer.

B.             The Company anticipates that the consideration payable per share of Series B Preferred Stock and Series C Preferred Stock in the Exchange Offer would consist of cash, shares of Common Stock, and, in the case of the Series C Preferred Stock, warrants, in the amounts set forth in the Form of Amendments, unless, at the time that the Exchange Offer closes, the payment of cash in exchange for all of the shares of Series B Preferred Stock and Series C Preferred Stock tendered in the Exchange Offer would cause (a) the Company to violate the restrictions on payment of distributions to stockholders under Section 2-311 of the Maryland General Corporation Law, (b) any material breach of or default under the terms and conditions of any obligation of the Company, including any agreement relating to its indebtedness, or (c) the Company to violate any restriction or prohibition of any law rule or regulation applicable to the Company or of any order, judgment or decree of any court or administrative agency, in which case, in lieu of the cash portion of the consideration payable in the Exchange Offer (and upon the subsequent redemption of any shares of Series B Preferred Stock or Series C Preferred Stock that remain outstanding after the completion of the Exchange Offer), each holder of Series B Preferred Stock and Series C Preferred Stock would receive shares of a new series of preferred stock of the Company, having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth in the Terms of New Preferred Stock attached hereto as Exhibit A-3 and as otherwise contemplated by the exhibits to this Amendment (the “Terms of New Preferred Stock”), in the amounts set forth in the Form of Amendments.

C.             As of the Agreement Date, Stockholder is the record owner of, is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”) of, or has discretionary voting authority over, the number of shares of Series B Preferred Stock, Series C Preferred Stock and/or Common Stock, as applicable, as set forth on Exhibit B hereto, being all of the shares of such stock owned of record or beneficially by Stockholder or with respect of which Stockholder has discretionary voting authority, as of the Agreement Date (the “Owned Shares” and, together with any additional shares of stock Stockholder may acquire record and/or beneficial ownership of, or obtain discretionary voting authority over, after the Agreement Date (including pursuant to a stock split, reverse stock split, stock dividend or distribution, or any redemption of (including as contemplated by the Form of Amendments) or change in Series B Preferred Stock, Series C Preferred Stock or Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), Stockholder’s “Covered Shares”).

D.             In connection with the Transaction, Stockholder has agreed to enter into this Agreement with respect to the Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

1.              Definitions. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

1.1.           “Amendments” means amendments to the provisions of the Charter setting forth the terms of the Series B Preferred Stock and the Series C Preferred Stock in substantially the form of the Form of Amendments and, with respect to the Amendment relating to the terms of the Series B Preferred Stock, including such further changes to the form thereof and the amount of the “Special Redemption Price” set forth therein as the Company may determine to be reasonably necessary to (a) effect the payment, whether by the Company or the holders of Series B Preferred Stock, of any award with respect to the fees or costs of any attorney or attorneys representing one or more holders of Series B Preferred Stock, whether individually or as a class, in the matter Curtis J. Timm, et al v Impac Mortgage Holdings, Inc., et al., as may be ordered by a court to be paid from or with respect to the Special Redemption Price, the consideration per share of Series B Preferred Stock to be paid in connection with the Exchange Offer or Judgment Order Number 5 (as defined in the Form of Amendment relating to the terms of the Series B Preferred Stock), (b) provide for a portion of such Special Redemption Price to be held in escrow pending resolution of any petition filed by any such attorney or attorneys seeking any such fees or costs or (c) cause the consideration per share of Series B Preferred Stock paid in connection with the Exchange Offer and the Special Redemption Price paid to each holder of Series B Preferred Stock to be the same, after payment of any such fees and costs as may be actually awarded by a court.

1.2.           “Closing Time” shall mean the first time at which both (a) the Amendments have been accepted for record by the State Department of Assessments and Taxation of Maryland; and (b) the Exchange Offer has closed.

1.3.           “Expiration Time” shall mean the earlier to occur of (a) the Closing Time and (b) such date and time before the occurrence of the Closing Time as this Voting Agreement shall be validly terminated pursuant to the terms hereof.

1.4.           “Terms of New Preferred Stock” shall mean the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of a new series of preferred stock of the Company as set forth in the Terms of New Preferred Stock attached hereto as Exhibit A-3 and as otherwise contemplated by the exhibits to this Agreement. To the extent that the Company determines that such action is reasonably necessary to accommodate the requirements of any petition for attorneys’ fees or order with respect to attorneys’ fees of class counsel to the holders of Series B Preferred Stock, the Company may modify the terms of the preferred stock or create two separate classes of preferred stock (such that the holders of Series B Preferred Stock and Series C Preferred Stock receive separate series of preferred stock) to permit the payment of such attorneys’ fees solely by the holders of Series B Preferred Stock.

1.5.           “Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any option or other contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement); (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than as contemplated by or pursuant to this Agreement) with respect to such Covered Shares; or (c) any contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), or (b) above.

2.              Transfer Restrictions on Covered Shares

2.1.           No Transfer of Covered Shares prior to Expiration Time. Until the Expiration Time, Stockholder agrees not to Transfer or cause or permit the Transfer of any of the Covered Shares, other than with the prior written consent of the Company. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever. If any involuntary Transfer of any of the Covered Shares shall occur (including, but not limited to, a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, subject to applicable Law, take and hold such Covered Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect until the Expiration Time.

2.2.           No Inconsistent Arrangements. Stockholder hereby agrees that, from and after the date hereof and until the Expiration Time, Stockholder shall not, directly or indirectly, take any action that would have the effect of preventing, materially delaying or materially impairing Stockholder from performing any of its obligations under this Agreement or that would, or would reasonably be expected to, have the effect of preventing, materially delaying or materially impairing, the consummation of the Transaction or the other transactions contemplated by the Information Statement.

2.3.           Permitted Transfers. Section 2.1 above shall not prohibit or otherwise restrict a Transfer of Covered Shares by Stockholder: (a) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or otherwise for estate planning purposes, (b) after the Closing Time, to any investor or member of Stockholder, or to any investor or member of Stockholder’s affiliates or related entities; (c) by will or under the laws of intestacy upon the death of Stockholder, (d) pursuant to a qualified domestic order; (e) in order to participate in the Exchange Offer; provided, however, that a Transfer referred to in clauses (a) through (d) of this sentence shall be permitted only if (i) all of the representations and warranties in Section 5 of this Agreement with respect to Stockholder would be true and correct in all material respects upon such Transfer, subject to necessary adjustment as a result of such Transfer, (ii) the transferee agrees in a written document, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Agreement, and (iii) other than with respect to a Transfer referred to in clause (c) of this Section, such Transfer does not occur during the period beginning three (3) business days prior to the Closing Time and ending at the Closing Time.

3.              Agreement to Vote the Covered Shares.

3.1.           Voting Agreement. Until the Expiration Time, at any applicable meeting of the Company’s stockholders at which the Amendments are to be considered or voted on (and at every adjournment or postponement thereof), and on any action or approval of the Company’s stockholders by written or electronic transmission consent with respect to any of the Amendments, Stockholder shall vote (including via proxy) all of the Covered Shares (or cause the holder of record on any applicable record date to vote (including via proxy) all of the Covered Shares) in favor of such proposals, or shall execute or deliver such applicable written or electronic transmission consent approving such proposals. Additionally, Stockholder agrees to (a) vote (or consent) as recommended by the Company’s Board of Directors (the “Board”) on any other matters brought to vote at a meeting of the stockholders of the Company relating to the Transaction (or approved by written consent) and (b) against any action or agreement that would reasonably be expected impede, interfere with or materially and adversely affect the consummation of the Transaction (collectively, the “Covered Proposals”).

3.2.           Quorum. Until the Expiration Time, at every applicable meeting of the Company’s stockholders (and at every adjournment or postponement thereof), Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

3.3.           Return of Proxy or Consent. Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), within five Business Days of receipt, any proxy card, voting instructions or request for consent it receives from the Company that is sent to stockholders of the Company soliciting proxies or consents with respect to any matter described in Section 3.1, which shall be voted in the manner described in Section 3.1 (with the Company to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card, voting instructions or consent).

4.              Waiver of Certain Actions. Stockholder hereby agrees not to, as a stockholder of the Company, commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company any of its affiliates or successors or any of their respective directors, managers or officers (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement, (b) seeking to enjoin or delay the Transaction or (c) alleging a breach of any duty of the directors of the Company in connection with the Transaction, this Agreement or the transactions contemplated thereby or hereby.

5.              Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to the Company that:

5.1.           Due Authority. Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors’ rights and (ii) general equitable principles, whether applied in law or in equity.

5.2.           Ownership of the Covered Shares. Except as disclosed on Exhibit B hereto: (a) Stockholder is, as of the Agreement Date, the beneficial and record owner of the Covered Shares, free and clear of any and all liens, claims, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances or restrictions whatsoever on title, transfer, voting or exercise of any rights of a stockholder in respect of such Covered Shares other than (i) those created by this Agreement, or (ii) those arising under applicable securities laws, and (b) Stockholder has sole voting power over all of the Covered Shares (and to the extent Stockholder does not have sole voting power on any of the Covered Shares, Stockholder shall vote or cause the person with whom Stockholder shares voting power to vote as set forth in Section 3.1). As of the Agreement Date, there does not exist any agreement made by Stockholder to Transfer any Covered Shares. As of the Agreement Date, Stockholder does not own, beneficially or of record, any capital stock of the Company (including any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any capital stock of the Company) other than the Owned Shares.

5.3.           No Conflict; Consents.

 a.           The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of his, her or its obligations under this Agreement and the compliance by Stockholder with any provisions hereof does not and will not: (a) conflict with or violate any laws applicable to Stockholder, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the Covered Shares beneficially owned by Stockholder pursuant to any contract or obligation to which Stockholder is a party or to which Stockholder is subject.

 b.           No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any governmental entity or any other person, is required by or with respect to Stockholder in connection with the execution and delivery of this Agreement or the consummation by Stockholder of the transactions contemplated hereby.

5.4.           Absence of Litigation. As of the Agreement Date, there is no legal action pending against, or, to the knowledge of Stockholder, threatened against or affecting Stockholder that would reasonably be expected to materially impair the ability of Stockholder to perform his obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

5.5.           No Brokers. No broker, finder, financial advisor, investment banker or other person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from the Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder.

5.6           Accredited Investor. Stockholder is an “accredited investor” as that term is defined in Rule 501(a) of the Securities Act of 1933, as amended.

6.              Representations and Warranties of the Company. The Company hereby represents and warrants to Stockholder that:

6.1.           Due Authority. The Company has the full power and capacity to make, enter into and carry out the terms of this Agreement. The Company is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of incorporation. The execution and delivery of this Agreement, the performance of the Company’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors’ rights and (ii) general equitable principles, whether applied in law or in equity.

6.2.           No Conflict; Consents.

 a.           The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations under this Agreement and the compliance by the Company with the provisions hereof do not and will not: (i) conflict with or violate any laws applicable to the Company or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, pursuant to any contract or obligation to which the Company is a party or by which the Company is subject.

 b.           No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any governmental entity or any other person, is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby.

7.              Miscellaneous.

7.1.           Other Agreements. Stockholder further agrees that, from and after the date hereof until the Expiration Time, Stockholder will not, and will not permit any entity under Stockholder’s control to, (A) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition to any Covered Proposal or (B) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to the Transaction.

7.2.           No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and the Company shall have no authority to direct Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

7.3.           Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock, Series B Preferred Stock or Series C Preferred Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Covered Shares” and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

7.4.           Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Expiration Time or the termination of this Agreement, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Expiration Time or the termination of this Agreement.

7.5.           Amendments; Waivers. Subject to the provisions of applicable laws, this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.6.           Expenses. All costs and expenses incurred by any party in connection with this Agreement shall be paid by the party incurring such cost or expense.

7.7.           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), transmitted by facsimile (notice deemed given upon confirmation of receipt), sent by electronic mail (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a party as shall be specified by like notice):

a.	if to Stockholder, to the address for notice set forth on the signature page hereto.

b.	if to the Company, to:

19500 Jamboree Rd
Irvine, CA 92612

Att’n: Joe Joffrion

Email: joe.joffrion@impacmail.com

With a copy to:

Venable LLP

750 E. Pratt Street, Suite 900
Baltimore, MD 21202

Att’n: Carmen Fonda

Email: cmfonda@venable.com

7.8.           Counterparts. This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to each other party (including by means of electronic delivery), it being understood that the parties need not sign the same counterpart. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

7.9.           Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties any rights or remedies hereunder.

7.10.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to any applicable conflicts of law principles.

7.11.         Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Transaction that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

7.12.         Assignment. Neither this Agreement nor any of the rights, interests or obligations of the parties hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

7.13.         Submission to Jurisdiction. With respect to any claim arising under or relating to this Agreement or the transactions contemplated by this Agreement, each of the parties agrees that it shall exclusively bring any action or proceeding in the Circuit Court for Baltimore City (Maryland), or, if that court does not have subject matter jurisdiction over a particular matter, the United States District Court for the District of Maryland, Northern Division) (the “Chosen Courts”) and, solely in connection with such claims, (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to the laying of venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (d) agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.7 or in such other manner as may be permitted by law shall be valid and sufficient service thereof. If any action or proceeding is filed in the Circuit Court for Baltimore City (Maryland), the Parties agree to request assignment of the action or proceeding to the Business and Technology Case Management Program of that court. The consent to jurisdiction set forth in this Section 7.13 shall not constitute a general consent to service of process in the State of Maryland and shall have no effect for any purpose except as provided in this Section 7.13. The parties agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

7.14.         Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that, prior to the valid termination of this Agreement, the parties shall be entitled to an injunction or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court identified in the Section above, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. The parties further agree that no party to this Agreement shall be required to obtain, secure, furnish or post any bond, security or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.14 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, securing, furnishing or posting of any such bond, security or similar instrument.

7.15.         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.16.         Documentation and Information. Stockholder consents to and authorizes the publication and disclosure by the Company of Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Form S-4, Schedule TO, Joint Proxy Statement/Prospectus and any other disclosure document required in connection with the Transaction, and Stockholder acknowledges that the Company may, in its sole discretion, file this Agreement or a form hereof with the United States Securities and Exchange Commission or any other governmental entity or securities exchange. Stockholder agrees to promptly give the Company any information it may reasonably require for the preparation of any such disclosure documents, and Stockholder agrees to promptly notify the Company of any required corrections with respect to any information supplied by Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

7.17.         Further Assurances. Subject to the terms of this Agreement, Stockholder agrees, from time to time, at the reasonable request of the Company and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

7.18.         Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the expiration of all restrictions on the Transfer of Covered Shares pursuant to Section 2.1, in furtherance of this Agreement, Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to any or all of the Covered Shares (and that this Agreement places limits on the voting and transfer of Covered Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by Company following the expiration of all restrictions on the Transfer of Covered Shares pursuant to Section 2.1.

7.19.         Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular provision of this Agreement. Any pronoun shall include the corresponding masculine, feminine and neuter forms. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not merely mean “if.”

7.20.        Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the earliest to occur of:

a.           5:00 p.m., eastern time, on October 31, 2022, if, as of such time, the Closing Time has not occurred;

b.           The time specified by written agreement of the parties; or

c.           The expiration of all restrictions on Transfer of any Covered Shares pursuant to Section 2.1 hereof;

provided that the provisions of this Section 7 (other than Sections 7.1, 7.17 and 7.18) shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

COMPANY:

IMPAC MORTGAGE HOLDINGS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

STOCKHOLDER:

Name of Stockholder (please print)

By:
Name:
Title:

Address:

Email:

EXHIBIT A - 1

AMENDMENT TO SERIES B PREFERRED STOCK

(see attached)

EXHIBIT A-1

IMPAC MORTGAGE HOLDINGS, INC.

ARTICLES OF AMENDMENT1

Impac Mortgage Holdings, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST: Articles Supplementary (the “Articles Supplementary”) of the Corporation establishing the Corporation’s 9.375% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) were filed with and accepted for record by the SDAT on May 26, 2004 and formed a part of the charter of the Corporation (the “Charter”). The Articles Supplementary are hereby amended to add the following new Section 8, Section 9, Section 10 and Section 11 to follow Section 7:

(8)       DEFINED TERMS. As used in this Section 8 and in Section 9, Section 10 and Section 11, the following terms shall have the following meanings:

(a)       “Amendment Effective Date” means the date the Articles of Amendment setting forth this Section 8 and in Section 9, Section 10 and Section 11 are accepted for record by the State Department of Assessments and Taxation of Maryland (the “SDAT”).

(b)        “Exchange Offer” means the Exchange Offer as defined in the Exchange Offer Registration Statement.

(c)       “Exchange Offer Registration Statement” means the Registration Statement on Form S-4, Commission File No. 333-______, filed by the Corporation with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, and all amendments thereto, and the related form of prospectus included therein.

(d)       “Series C Special Redemption” means the Corporation’s right and obligation to redeem outstanding shares of the Corporation’s 9.125% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) pursuant to the “Series C Special Redemption” set forth in Articles of Amendment filed with, and accepted for record by, the SDAT on or about the Amendment Effective Date and described in the Exchange Offer Registration Statement.

(e)       “New Preferred Stock” means the Corporation’s Series ___ Cumulative Redeemable Preferred Stock, having the terms set forth in the form of Articles Supplementary attached as Annex ___ to the Exchange Offer Registration Statement.2

1 These Articles of Amendment to be filed with the SDAT before the closing of the Exchange Offer.

2 Terms of the New Preferred Stock will be as set forth in the Terms of New Preferred Stock and, as described therein, New Preferred Stock may be defined to include more than one class.

(9)       EXCHANGE OFFER REDEMPTIONS. Subject to the terms and conditions of the Exchange Offer as described in the Exchange Offer Registration Statement, the Corporation shall have the right and obligation to redeem outstanding shares of Series B Preferred Stock, and the right and obligation to redeem outstanding shares of Series C Preferred Stock pursuant to the Exchange Offer (the “Exchange Offer Redemptions”). The Corporation’s power to effect the Exchange Offer Redemptions shall be without regard to or compliance with any other provision set forth in the Articles Supplementary classifying the Series B Preferred Stock (the “Original Articles”), including, without limitation, Section 3 [Dividends] and Section 5 [Redemption] thereof. In furtherance of, and without limitation to, the foregoing sentence, in connection with the Exchange Offer Redemptions, the Corporation shall have no obligation to pay or make allowance for, and will make no payment or allowance for, accrued and unpaid dividends on any share of Series B Preferred Stock outstanding (whether or not any such dividends have accumulated and whether or not such dividends accrued before or after the Amendment Effective Date). The redemption of shares of Series B Preferred Stock pursuant to the Exchange Offer Redemptions shall not prejudice any person’s rights to receive the amount contemplated by Order Number 5 in the Judgment Order by the Circuit Court for Baltimore City, dated July 16, 2018, as modified in the Judgement Order by the Circuit Court for Baltimore City, dated July 24, 2018, in the matter Curtis J. Timm, et al v Impac Mortgage Holdings, Inc., et al. (the “Judgment Order Number 5”).

(10)       SERIES B SPECIAL REDEMPTION.

(a)       Right and Obligation of Series B Special Redemption. The Corporation shall have the right and obligation to redeem all outstanding shares of Series B Preferred Stock pursuant to the special redemption set forth in this Section 10 (the “Series B Special Redemption”) and the power to effect the Series C Special Redemption. The Corporation’s right and obligation to effect the Series B Special Redemption and the Corporation’s power to effect the Series C Special Redemption shall be without regard to or compliance with any other provision set forth in the Articles Supplementary classifying the Series B Preferred Stock-, including, without limitation, Section 3 [Dividends] and Section 5 [Redemption] thereof. In furtherance of, and without limitation to, the foregoing sentence, in connection with the Series B Special Redemption and the Series C Special Redemption, the Corporation shall have no obligation to pay or make allowance for, and will make no payment or allowance for, accrued and unpaid dividends on any share of Series B Preferred Stock outstanding (whether or not any such dividends have accumulated and whether or not such dividends accrued before or after the Amendment Effective Date).

(b)       Special Redemption Price. The Corporation shall have the right to redeem the outstanding shares of Series B Preferred Stock, in whole but not in part, on such date as may be fixed by the Corporation on or prior to the date that is two years from the Amendment Effective Date for the following per share redemption price (the “Special Redemption Price”): (i) either (A) $5.00 or (B) 50 shares of New Preferred Stock, whichever is paid to a holder of a share of Series B Preferred Stock in connection with the closing of the Exchange Offer, and (ii) 20 shares of the Corporation’s Common Stock, $0.01 par value per share.3 If the Corporation has not provided written notice of its election to effect the Series B Special Redemption by the date that is 65 days from the Amendment Effective Date, then, upon the written request of the holder of any outstanding share of Series B Preferred Stock on or prior to the date that is two years from the Amendment Effective Date (the “Stockholder Put Notice”), the Corporation shall effect the Series B Special Redemption for all, but not less than all, of the outstanding shares of Series B Preferred Stock at the Special Redemption Price on such date as may be fixed by the Corporation within 90 days of receipt by the Corporation of the Stockholder Put Notice (the “Put Closing Date”) in accordance with this Section 10.

3 The “Special Redemption Price” may be modified or reduced as described in Section 1.1 of the Voting Agreement, including, to the extent required by any court order, or reasonably necessary to accommodate any pending fee petition of class counsel for the holders of Series B Preferred Stock, to provide for escrow or payment to such class counsel a portion of the cash or New Preferred Stock otherwise payable to the holders of Series B Preferred Stock upon a special redemption of the Series B Preferred Stock. If, as contemplated by the Terms of New Preferred Stock, two classes of New Preferred Stock are created, this reference will be updated to specify the New Preferred Stock payable to the holders of Series B Preferred Stock.

(c)       No Dividends Paid with Respect to Series B Special Redemption. Except as expressly provided for in the last sentence of this Section 10(c), in connection with the Series B Special Redemption, the Corporation shall only be obligated to pay with respect to each share of Series B Preferred Stock the Special Redemption Price and the Corporation shall have no obligation to pay or make allowance for, and will make no payment or allowance for, accrued and unpaid dividends on any share of Series B Preferred Stock outstanding (whether or not any such dividends have accumulated and whether or not such dividends accrued before or after the Amendment Effective Date). The redemption of shares of Series B Preferred Stock shall not prejudice any person’s rights to receive the amount contemplated by the Judgment Order Number 5.

(d)       Effect on Series B Preferred Stock. If notice of the Series B Special Redemption has been given as contemplated below and if the funds and other Special Redemption Price consideration necessary for the Series B Special Redemption have been set aside by the Corporation for the benefit of the holders of shares of Series B Preferred Stock, then, from and after the date of the Series B Special Redemption, the shares of Series B Preferred Stock shall no longer be deemed outstanding, dividends will cease to accrue on shares of Series B Preferred Stock, and all rights of the holders of such shares will terminate, except the right to receive for each share of Series B Preferred Stock the Special Redemption Price. Holders of Series B Preferred Stock shall surrender such shares of Series B Preferred Stock at the place and in accordance with the procedures specified in such notice and, upon such surrender, each such share of Series B Preferred Stock shall be redeemed by the Corporation at the Special Redemption Price.

(e)       Procedures for Series B Special Redemption.

(i)       If the Corporation elects to effect the Series B Special Redemption or is required to effect the Series B Special Redemption pursuant to this Section 10, the Corporation shall send notice of the Series B Special Redemption substantially in accordance with the applicable procedures of The Depository Trust Company, including notice periods or required information as shall be determined by the Corporation in accordance with the applicable procedures of The Depository Trust Company. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the Series B Special Redemption except as to the holder to whom notice was defective or not given and is not later corrected or given.

(ii)       If the Corporation elects to effect the Series B Special Redemption or is required to effect the Series B Special Redemption pursuant to this Section 10, the Corporation shall deposit the required funds and any other Special Redemption Price consideration with a bank or trust company for the purpose of redeeming Series B Preferred Stock, which deposit shall be irrevocable except that:

(A)       the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)       any balance of funds and any other Special Redemption Price consideration so deposited by the Corporation and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of two years from the applicable redemption date shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds and any other Special Redemption Price consideration so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(iii)       The Corporation may delay the closing of any Series B Special Redemption if the Corporation would be prohibited from paying the Special Redemption Price under Section 2-311 of the Maryland General Corporation Law, or any successor statute, until such time determined in good faith by the Board of Directors that the Corporation would be permitted to pay the Special Redemption Price.

(11)       ISSUANCE OF NEW PREFERRED STOCK. Notwithstanding anything herein to the contrary, including Section 6 [Voting Rights] of the Original Articles, no holder of Series B Preferred Stock shall be entitled to vote on, or consent to, the authorization, classification, reclassification, creation or issuance of New Preferred Stock.

SECOND: The amendment to the Charter as set forth above has been advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation entitled to vote thereon as required by law.

THIRD: The undersigned acknowledges this Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its _______________and attested to by its _______ on this ____ day of _________, 2022.

ATTEST:	IMPAC MORTGAGE HOLDINGS, INC.

By:
Name:	Name:
Title:	Title:

EXHIBIT A - 2

AMENDMENT TO SERIES C PREFERRED STOCK

(see attached)

EXHIBIT A-2

IMPAC MORTGAGE HOLDINGS, INC.

ARTICLES OF AMENDMENT1

Impac Mortgage Holdings, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST: Articles Supplementary (the “Articles Supplementary”) of the Corporation establishing the Corporation’s 9.125% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) were filed with and accepted for record by the SDAT on November 18, 2004 and formed a part of the charter of the Corporation (the “Charter”). Articles of Amendment were filed with and accepted for record by the SDAT on June 29, 2009, which amended and restated the Articles Supplementary (the “Amendment”). The Amendment is hereby amended to add the following new Section 8, Section 9, Section 10 and Section 11 to follow Section 7:

(8)       DEFINED TERMS. As used in this Section 8 and in Section 9, Section 10 and Section 11, the following terms shall have the following meanings:

(a)       “Amendment Effective Date” means the date the Articles of Amendment setting forth this Section 8 and in Section 9, Section 10 and Section 11 are accepted for record by the State Department of Assessments and Taxation of Maryland (the “SDAT”).

(b)        “Exchange Offer” means the Exchange Offer as defined in the Exchange Offer Registration Statement.

(c)       “Exchange Offer Registration Statement” means the Registration Statement on Form S-4, Commission File No. 333-______, filed by the Corporation with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, and all amendments thereto, and the related form of prospectus included therein.

(d)       “Series B Special Redemption” means the Corporation’s right and obligation to redeem outstanding shares of the Corporation’s 9.375% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) pursuant to the “Series B Special Redemption” set forth in Articles of Amendment filed with, and accepted for record by, the SDAT on or about the Amendment Effective Date and described in the Exchange Offer Registration Statement.

(e)       “Series C Articles” means the Articles Supplementary classifying the Series C Preferred Stock, filed with and accepted for record by the SDAT on November 18, 2004, as amended by the Articles of Amendment to such Articles Supplementary, filed with and accepted for record by the SDAT on June 29, 2009.

1 These Articles of Amendment to be filed with the SDAT before the closing of the Exchange Offer.

(f)       “Series C Warrants” means the Corporation’s Warrants contemplated by the [Warrant Agreement], dated as of _______________, and described in the Exchange Offer Registration Statement.

(g)       “New Preferred Stock” means the Corporation’s Series ___ Cumulative Redeemable Preferred Stock, having the terms set forth in the form of Articles Supplementary attached as Annex ___ to the Exchange Offer Registration Statement.2

(9)       EXCHANGE OFFER REDEMPTIONS. Subject to the terms and conditions of the Exchange Offer as described in the Exchange Offer Registration Statement, the Corporation shall have the right and obligation to redeem outstanding shares of Series C Preferred Stock, and the right and obligation to redeem outstanding shares of Series B Preferred Stock pursuant to the Exchange Offer (the “Exchange Offer Redemptions”). The Corporation’s power to effect the Exchange Offer Redemptions shall be without regard to or compliance with any other provision set forth in the Series C Articles, including, without limitation, Section 3 [Dividends] and Section 5 [Redemption] thereof. In furtherance of, and without limitation to, the foregoing sentence, in connection with the Exchange Offer Redemptions, the Corporation shall have no obligation to pay or make allowance for, and will make no payment or allowance for, accrued and unpaid dividends on any share of Series C Preferred Stock outstanding (whether or not any such dividends have accumulated and whether or not such dividends accrued before or after the Amendment Effective Date).

(10)       SERIES C SPECIAL REDEMPTION.

(a)       Right and Obligation of Series C Special Redemption. The Corporation shall have the right and obligation to redeem all outstanding shares of Series C Preferred Stock pursuant to the special redemption set forth in this Section 10 (the “Series C Special Redemption”) and the power to effect the Series B Special Redemption. The Corporation’s right and obligation to effect the Series C Special Redemption and the Corporation’s power to effect the Series B Special Redemption shall be without regard to or compliance with any other provision set forth in the Series C Articles, including, without limitation, Section 3 [Dividends] and Section 5 [Redemption] thereof. In furtherance of, and without limitation to, the foregoing sentence, in connection with the Series C Special Redemption and the Series B Special Redemption, the Corporation shall have no obligation to pay or make allowance for, and will make no payment or allowance for, accrued and unpaid dividends on any share of Series C Preferred Stock outstanding (whether or not any such dividends have accumulated and whether or not such dividends accrued before or after the Amendment Effective Date).

2 Terms of the New Preferred Stock will be as set forth in the Terms of New Preferred Stock and, as described therein, New Preferred Stock may be defined to include more than one class.

(b)       Special Redemption Price. The Corporation shall have the right to redeem the outstanding shares of Series C Preferred Stock, in whole but not in part, on such date as may be fixed by the Corporation on or prior to the date that is two years from the Amendment Effective Date for the following per share redemption price (the “Special Redemption Price”): (i) either (A) $0.10 or (B) one (1) share of New Preferred Stock,3 whichever is paid to a holder of a share of Series C Preferred Stock in connection with the closing of the Exchange Offer; (ii) 1.25 shares of the Corporation’s Common Stock, $0.01 par value per share (“Common Stock”); and (iii) 1.5 Series C Warrants; provided, however, (1) no fractional shares of Common Stock will be issued pursuant to subsection (ii) of this sentence, and each holder of Series C Preferred Stock otherwise entitled to receive a fractional share of Common Stock shall be entitled to receive one share of Common Stock in lieu of the fraction of a share of Common Stock and (2) no fractional Series C Warrants will be issued pursuant to subsection (iii) of this sentence and the Corporation shall round down to the nearest whole number the number of Series C Warrants to be issued to each holder of Series C Preferred Stock otherwise entitled to receive a fractional Series C Warrant. If the Corporation has not provided written notice of its election to effect the Series C Special Redemption by the date that is 65 days from the Amendment Effective Date, then, upon the written request of the holder of any outstanding share of Series C Preferred Stock on or prior to the date that is two years from the Amendment Effective Date (the “Stockholder Put Notice”), the Corporation shall effect the Series C Special Redemption for all, but not less than all, of the outstanding shares of Series C Preferred Stock at the Special Redemption Price on such date as may be fixed by the Corporation within 90 days of receipt by the Corporation of the Stockholder Put Notice (the “Put Closing Date”) in accordance with this Section 10.

(c)       No Dividends Paid with Respect to Series C Special Redemption. In connection with the Series C Special Redemption, the Corporation shall only be obligated to pay with respect to each share of Series C Preferred Stock the Special Redemption Price and the Corporation shall have no obligation to pay or make allowance for, and will make no payment or allowance for, accrued and unpaid dividends on any share of Series C Preferred Stock outstanding (whether or not any such dividends have accumulated and whether or not such dividends accrued before or after the Amendment Effective Date).

(d)       Effect on Series C Preferred Stock. If notice of the Series C Special Redemption has been given as contemplated below and if the funds and other Special Redemption Price consideration necessary for the Series C Special Redemption have been set aside by the Corporation for the benefit of the holders of shares of Series C Preferred Stock, then, from and after the date of the Series C Special Redemption, the shares of Series C Preferred Stock shall no longer be deemed outstanding, dividends will cease to accrue on shares of Series C Preferred Stock, and all rights of the holders of such shares will terminate, except the right to receive for each share of Series C Preferred Stock the Special Redemption Price. Holders of Series C Preferred Stock shall surrender such shares of Series C Preferred Stock at the place and in accordance with the procedures specified in such notice and, upon such surrender, each such share of Series C Preferred Stock shall be redeemed by the Corporation at the Special Redemption Price.

3 If, as contemplated by the Terms of New Preferred Stock, two classes of New Preferred Stock are created, this reference will be updated to specify the New Preferred Stock payable to the holders of Series C Preferred Stock.

(e)       Procedures for Series C Special Redemption.

(i)       If the Corporation elects to effect the Series C Special Redemption or is required to effect the Series C Special Redemption pursuant to this Section 10, the Corporation shall send notice of the Series C Special Redemption substantially in accordance with the applicable procedures of The Depository Trust Company, including notice periods or required information as shall be determined by the Corporation in accordance with the applicable procedures of The Depository Trust Company. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the Series C Special Redemption except as to the holder to whom notice was defective or not given and is not later corrected or given.

(ii)       If the Corporation elects to effect the Series C Special Redemption or is required to effect the Series C Special Redemption pursuant to this Section 10, the Corporation shall deposit the required funds and any other Special Redemption Price consideration with a bank or trust company for the purpose of redeeming Series C Preferred Stock, which deposit shall be irrevocable except that:

(A)       the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)       any balance of funds and any other Special Redemption Price consideration so deposited by the Corporation and unclaimed by the holders of the Series C Preferred Stock entitled thereto at the expiration of two years from the applicable redemption date shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds and any other Special Redemption Price consideration so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(iii)       The Corporation may delay the closing of any Series C Special Redemption if the Corporation would be prohibited from paying the Special Redemption Price under Section 2-311 of the Maryland General Corporation Law, or any successor statute, until such time determined in good faith by the Board of Directors that the Corporation would be permitted to pay the Special Redemption Price.

(11)       ISSUANCE OF NEW PREFERRED STOCK. Notwithstanding anything herein to the contrary, including Section 6 [Voting Rights] of the Series C Articles, no holder of Series C Preferred Stock shall be entitled to vote on, or consent to, the authorization, classification, reclassification, creation or issuance of New Preferred Stock.

SECOND: The amendment to the Charter as set forth above has been advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation entitled to vote thereon as required by law.

THIRD: The undersigned acknowledges this Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its _______________and attested to by its _______ on this ____ day of _________, 2022.

ATTEST:	IMPAC MORTGAGE HOLDINGS, INC.

By:
Name:	Name:
Title:	Title:

EXHIBIT A - 3

TERMS OF NEW PREFERRED STOCK

(see attached)

EXHIBIT A-3

TERMS OF NEW PREFERRED STOCK

This term sheet sets forth the terms of a new series of preferred stock that may be issued by Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), to holders of the Company’s 9.375% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), and 9.125% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), in connection with the Company’s proposed exchange offer for all outstanding shares of Series B Preferred Stock and Series C Preferred Stock (the “Exchange Offer”) and potential subsequent redemption of any shares of Series B Preferred Stock or Series C Preferred Stock that are not acquired in the Exchange Offer.

Key Terms

Issuer	Impac Mortgage Holdings, Inc., a Maryland corporation.
Designation	Series [●] Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “New Preferred Stock”).
Ranking

The New Preferred Stock will, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank senior to the existing Series B Preferred Stock and Series C Preferred Stock and all other classes and series of equity securities of the Company expressly designated as ranking junior to the New Preferred Stock.

Dividends

Holders of New Preferred Stock will be entitled to receive non-participating, cumulative cash dividends from and including the original issue date, at a fixed rate equal to 8.25% per annum of the $0.10 per share liquidation preference (not including any accrued but unpaid dividends). Dividends will be payable annually in arrears on the last day of December of each year, when, as and if authorized by the Company’s board of directors and declared by the Company.

Liquidation Preference

In the event of any liquidation or winding up of the Company, the New Preferred Stock will be entitled to receive, in preference to any outstanding shares of Series B Preferred Stock, Series C Preferred Stock, common stock and any other junior securities, an amount equal to $0.10 per share plus all accrued and unpaid dividends thereon to (but not including) the date of payment.

Key Terms

Redemption
Redemption by the Company

The Company shall, and shall be required to, redeem the New Preferred Stock, in whole, but not in part, on (a) the 60th day, or such earlier date as may be fixed by the Company, after the date of any public announcement by the Company of annual or quarterly financial statements that indicate that payment of the redemption price would not cause the Company to violate the restrictions on payment of distributions to stockholders under Section 2-311 of the Maryland General Corporation Law unless, prior to such redemption date, the Company’s Board of Directors determines in good faith that the payment by the Company of the redemption price for the New Preferred Stock as of the applicable redemption date would cause (collectively, the “Redemption Restrictions”) (i) the Company to violate the restrictions on payment of distributions to stockholders under Section 2-311 of the Maryland General Corporation Law, (ii) any material breach of or default under the terms and conditions of any obligation of the Company, including any agreement relating to its indebtedness, or (iii) the Company to violate any restriction or prohibition of any law rule or regulation applicable to the Company or of any order, judgment or decree of any court or administrative agency or (b) any date fixed by the Company not more than 60 days after any determination by the Company’s Board of Directors in good faith that the payment by the Company of the redemption price for the New Preferred Stock as of such redemption date would not cause the Company to violate the Redemption Restrictions. For the avoidance of doubt, if the Company’s Board of Directors makes a determination pursuant to clause (a) of the preceding sentence that redemption of the New Preferred Stock would violate any of the Redemption Restrictions, the requirement to redeem the New Preferred Stock as described in clause (a) of the preceding sentence shall recur upon each and any subsequent public announcement by the Company of annual or quarterly financial statements that indicate that payment of the redemption price would not cause the Company to violate the restrictions on payment of distributions to stockholders under Maryland law, subject, in each instance, to a determination in good faith by the Company’s Board of Directors that payment of the redemption price would cause the Company to violate any of the Redemption Restrictions. The Company’s Board of Directors, or a duly-authorized committee thereof, shall, within 30 days after the public announcement of each annual or quarterly financial statements of the Company, and within 10 days after the issuance by the Company of any capital stock in exchange for cash or other consideration (other than in connection with any stock dividend or stock split or pursuant to any equity incentive plan maintained by the Company), evaluate, in good faith, whether the redemption of the New Preferred Stock would be permitted in light of the Redemption Restrictions.

2

Key Terms

Redemption Price	Cash equal to $0.10 per share plus all accrued and unpaid dividends thereon to (but not including) the redemption date.
Deferral of Redemption Closing Date

The Company may, on notice to the holders of outstanding shares of New Preferred Stock, defer the redemption date for any shares of New Preferred Stock called for redemption until such time as the Board of Directors of the Company determines that payment of the redemption price would not cause the Company to violate the restrictions on payment of distributions to stockholders pursuant to Section 2-311 of the Maryland General Corporation Law.

Conversion Rights	None.
Voting Rights

The holders of the New Preferred Stock will be entitled to vote only on amendments to the terms of the New Preferred Stock, whether by merger, consolidation or otherwise, that materially and adversely impact the terms of the New Preferred Stock, including the authorization or issuance of any preferred stock or other equity securities of the Company senior to or on parity with the New Preferred Stock.

Registration

The issuance of the New Preferred Stock will be registered with the Securities and Exchange Commission, but the New Preferred Stock will not be listed on any securities exchange and is expected to be illiquid.

Attorneys Fees for Class Counsel for Series B Preferred Stock

To the extent required by any court order, or reasonably necessary to accommodate any pending fee petition of class counsel for the holders of Series B Preferred Stock, the Company may escrow or pay to such class counsel a portion of the New Preferred Stock otherwise payable to the holders of Series B Preferred Stock in the Exchange Offer or upon a special redemption of the Series B Preferred Stock. To the extent that the Company determines that such action is reasonably necessary to accommodate the requirements of any petition for attorneys’ fees or order with respect to attorneys’ fees of class counsel to the holders of Series B Preferred Stock, the Company may modify the terms of the New Preferred Stock or create two separate classes of New Preferred Stock (such that the holders of Series B Preferred Stock and Series C Preferred Stock receive separate series of New Preferred Stock) to permit the payment of such attorneys’ fees solely by the holders of Series B Preferred Stock.

3

EXHIBIT B

OWNED SHARES

Class of Stock	Number of Shares	Record Holder, Beneficial Holder or Discretionary Voting Authority
Common Stock
Series B Preferred Stock
Series C Preferred Stock

Exceptions from Voting Power (please describe):